SCHEDULE TO EXHIBIT 10.18.1

WGI RETENTION AGREEMENTS

WITH NAMED EXECUTIVES

EACH DATED AS OF MARCH 14, 2001

George H. Juetten

Charles R. Oliver, Jr.

Ambrose L. Schwallie

G. Bret Williams

Thomas H. Zarges